UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 22, 2008

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28861	86-0876846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (318) 464-8687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 22, 2008, the Board of Directors of the Company (the “Board”) approved and adopted an amendment to Article II, section 1, of the Company’s Bylaws to provide for the annual meeting of the shareholders of the Company to be held at such place within or without the State of Nevada as the Board shall designate and to be held between 30 days and 60 days after the filing due date for the annual report on Form 10-K to be filed with the Securities and Exchange Commission or at such other date as designated by the Board.  A copy of the amended provision is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01    Other Events.

The Company announced on February 22, 2008, that the Board has set the 2007 Annual Meeting of Shareholders for Monday, May 19, 2008, at 3:00 p.m. (local time) at the Hilton Hotel in Shreveport, Louisiana.  Notice of the Annual Meeting will be provided to the Company’s shareholders in accordance with applicable law and the Company’s Bylaws.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.1	Amendment to the Bylaws of International Star, Inc.
99.1	Press Release dated February 22, 2008, announcing the time and location of the 2007 Annual Meeting of Shareholders

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2008	INTERNATIONAL STAR, INC. By: /s/ Jacqulyn B. Wine Jacqulyn B. Wine, Secretary & Treasurer

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